EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the sale of shares on the Nasdaq Global Select Market. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
1/5/2016	Sale	$ 4.1994	[1]	19000
1/6/2016	Sale	$ 4.1460	[2]	25000
1/7/2016	Sale	$ 4.0093	[3]	25000
1/8/2016	Sale	$ 4.0093	[4]	6429
1/20/2016	Sale	$ 3.3527	[5]	50000
1/21/2016	Sale	$ 3.4924	[6]	39831
1/22/2016	Sale	$ 3.6725	[7]	55000
1/25/2016	Sale	$ 3.5309	[8]	35584
1/26/2016	Sale	$ 3.5977	[9]	44794
1/27/2016	Sale	$ 3.5611	[10]	24967
1/28/2016	Sale	$ 3.5691	[11]	77222
1/29/2016	Sale	$ 3.6292	[12]	34759
2/1/2016	Sale	$ 3.6432	[13]	43100
2/2/2016	Sale	$ 3.4833	[14]	77423
2/3/2016	Sale	$ 3.5402	[15]	111615

1 Executed at prices ranging from 4.13 - 4.24

2 Executed at prices ranging from 4.10 - 4.18

3 Executed at prices ranging from 4.00 - 4.09

4 Executed at prices ranging from 4.00 - 4.11

5 Executed at prices ranging from 3.25 - 3.46

6 Executed at prices ranging from 3.40 - 3.56

7 Executed at prices ranging from 3.60 - 3.72

8 Executed at prices ranging from 3.50 - 3.63

9 Executed at prices ranging from 3.53 - 3.65

10 Executed at prices ranging from 3.52 - 3.60

11 Executed at prices ranging from 3.55 - 3.59

12 Executed at prices ranging from 3.62 - 3.65

13 Executed at prices ranging from 3.60 - 3.69

14 Executed at prices ranging from 3.46 - 3.61

15 Executed at prices ranging from 3.49 - 3.59

2/4/2016	Sale	$ 3.6304	[16]	43100
2/5/2016	Sale	$ 3.5139	[17]	86967
2/8/2016	Sale	$ 2.9747	[18]	77300
2/9/2016	Sale	$ 2.9796	[19]	152800
2/10/2016	Sale	$ 3.0333	[20]	66396
2/11/2016	Sale	$ 2.9995	[21]	38821
2/12/2016	Sale	$ 2.9078	[22]	50000
2/16/2016	Sale	$ 3.0213	[23]	38000
2/17/2016	Sale	$ 3.0588	[24]	41900
2/18/2016	Sale	$ 2.9789	[25]	40444
2/19/2016	Sale	$ 3.0051	[26]	88981
2/22/2016	Sale	$ 2.9929	[27]	25775
2/23/2016	Sale	$ 2.9988	[28]	77133
2/24/2016	Sale	$ 3.0342	[29]	39069
2/25/2016	Sale	$ 3.0421	[30]	63500

16 Executed at prices ranging from 3.55 - 3.69

17 Executed at prices ranging from 3.47 - 3.55

18 Executed at prices ranging from 2.88 - 3.22

19 Executed at prices ranging from 2.92 - 3.03

20 Executed at prices ranging from 2.99 - 3.09

21 Executed at prices ranging from 2.96 - 3.02

22 Executed at prices ranging from 2.85 - 2.97

23 Executed at prices ranging from 2.97 - 3.04

24 Executed at prices ranging from 3.03 - 3.09

25 Executed at prices ranging from 2.96 - 3.05

26 Executed at prices ranging from 2.97 - 3.02

27 Executed at prices ranging from 2.98 - 3.01

28 Executed at prices ranging from 2.98 - 3.03

29 Executed at prices ranging from 2.98 - 3.06

30 Executed at prices ranging from 3.00 - 3.07